Hydrofarm Holdings Group Reaffirms Fiscal 2021 Outlook January 7, 2022 Management will Participate at the 2022 Virtual ICR Conference on January 11, 2022 FAIRLESS HILLS, Pa., Jan. 07, 2022 (GLOBE NEWSWIRE) -- Hydrofarm Holdings Group, Inc. (“Hydrofarm”) (Nasdaq: HYFM), a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture, today reaffirmed its net sales and adjusted EBITDA outlook for the full fiscal year 2021. As previously stated, the Company reaffirmed the following: Net sales of approximately $470.0 million to $490.0 million, representing growth of 37% to 43% compared to fiscal 2020. Adjusted EBITDA of $47.0 million to $53.0 million. Full-year organic growth of approximately 18% to 23% and M&A growth of approximately 19% to 20%. The Company’s 2021 outlook includes the following assumptions: Partial period contributions from the following acquisitions: Heavy 16 – net sales and EBITDA contribution for May through December 2021 House & Garden – net sales and EBITDA contribution for June through December 2021 Aurora Innovations – net sales and EBITDA contribution for July through December 2021 Greenstar – net sales and EBITDA contributions for August through December 2021 IGE – net sales and EBITDA contributions for November through December 2021 The Company’s full year 2021 outlook implies fourth quarter 2021 net sales growth comprised of M&A growth, partially offset by a decline in organic sales. The Company estimates that the organic sales decline experienced in the fourth quarter was in the low-to-mid teens, driven by a sales mix that is primarily consumable products as opposed to durable products. The Company will provide a detailed financial outlook for 2022 as part of its fourth quarter earnings report. However, at this time, management continues to expect 8% to 10% organic top line growth for the full calendar year of 2022, which will likely be weighted toward the back half of 2022 as the industry laps strong comps in the first half of this year and several states that have recently enacted pro-cannabis legislation build momentum through 2022. In addition, management expects to benefit from the full year of ownership in 2022 of the five businesses acquired during 2021. This update remains subject to the completion of normal year-end accounting procedures and adjustments and are subject to change. The Company expects to release final financial and operating results for its fiscal fourth quarter and fiscal year ended December 31, 2021 during March of 2022. ICR Conference Participation Hydrofarm management will present at the 2022 Virtual ICR Conference on Tuesday, January 11, 2022. Hydrofarm’s presentation will begin at 2:00 PM ET and will be webcast live and archived on the Hydrofarm website. To access the webcast, please visit www.hydrofarm.com under the “Investors” section. About Hydrofarm Holdings Group, Inc. Hydrofarm is a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For over 40 years, Hydrofarm has helped growers make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. Cautionary Note Regarding Forward-Looking Statements Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to: The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; the market for the Company’s products may be impacted by conditions impacting its customers, including related crop prices and other factors impacting growers; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments. Investor Contact: Fitzhugh Taylor / ICR ir@hydrofarm.com